NORWEST BANKS


April 30, 1998

Mr. David Sherman
President
Vari-L Company, Inc.
4895 Peoria
Denver, Colorado 80239

Dear David:

This letter agreement (the "Agreement") is made as of April 30, 1998 between NORWEST BANK COLORADO, NATIONAL ASSOCIATION (the "Bank") and VARI-L COMPANY, INC. (the "Borrower"). The Bank and the Borrower hereby enter into a Credit Agreement providing for a revolving line of credit in the amount of $5,000,000 (the "Credit") to expire April 30, 2000. The Bank is willing to take such action upon and subject to the following terms and commitments:

Maximum Amount $5,000,000 or the Borrowing Base, if less.  The Borrowing
               Base shall mean the sum of 75% of Borrower's eligible accounts receivable and 50% of Borrower's eligible inventory, provided that eligible inventory may not exceed 50% of the total Borrowing Base, as set forth and calculated in a monthly Borrowing Base Certificate delivered to Bank in connection herewith. The form of such Certificate is attached as Exhibit A. Ineligible account receivable includes those over 90 days old from invoice date, disputed accounts, accounts subject to offset, federal government accounts, foreign accounts unless insured by the Export-Import Bank of the United States under a Multi-Buyer Export Credit Insurance Policy or secured by a letter of credit benefiting Borrower, affiliate accounts, accounts covering booked but unfilled orders, contra accounts, credit balances over 90 days, doubtful accounts, and accounts in which Bank does not have a perfected first priority security interest. Ineligible inventory includes inventory which is work in process, obsolete, damaged, defective, classified by Borrower as long term inventory, or in which Bank does not have a perfected first priority security interest.

Purpose:       Finance accounts receivable and inventory.

Interest Rate: Base Rate, floating.  Base Rate shall mean the "base" or
               "prime" rate of interest as announced by Bank as in effect from time to time.

Fee:           $13,000 payable at closing.

Compensation
Balance:       None.

Repayment Terms:    Accrued interest payable monthly and at Final
               Maturity, principal payable at Final Maturity, subject to acceleration upon default. Principal may be repaid and reborrowed prior to Final Maturity.

Final Maturity:     April 30, 2000.

Guarantors:    None.

Security:      First priority security interests in all accounts, general intangibles, and inventory, now owned or hereafter acquired by Borrower and in all proceeds thereof ("Collateral").

Documentation/
Conditions to
Effectiveness: The commitment of Bank to make any advance under this
               Credit is subject to the satisfaction of the following conditions:

               a) Borrower will execute and deliver to Bank a Credit promissory note ("Note") and the security agreements, UCC filing forms, and other collateral documents deemed necessary by Bank ("Collateral Documents"), each on Bank's forms;

               b) Bank will have received (1) a certified corporate resolution authorizing Borrower to borrow on these terms and to grant security; (2) a Secretary of State's certificate of good standing; (3) a current Borrowing Base Certificate; (4) evidence of Life Insurance as defined below; and

               c)  Bank will have received Borrower's payment of the Fee.

Affirmative
Covenants:     So long as any indebtedness of Borrower to Bank remains
               unpaid or Bank has any commitment to lend hereunder, Borrower will:

               a)   deliver to Bank
                              (1)   annually, within 90 days of Borrower's
                        fiscal   year  end,  annual  financial  statements
                        audited by a certified public accountant ("CPA") approved by Bank, copy of CPA management report, and copy of Borrower's 10K report;
                              (2)   annually, within 90 days of Borrower's
                        fiscal year end, accounts payable aging, accounts receivable aging, and inventory listing;
                              (3)   quarterly, within 45 days  of  quarter
                        end, internally prepared financial statements and compliance certificate in the form of Exhibit B attached hereto,
                              (4)   monthly, within 45 days of month  end,
                        Borrowing    Base   Certificate    and    accounts
                        receivable aging summary page;
                              (5)   such  other information  as  Bank  may
                        reasonably request;
                    b)   maintain adequate hazard insurance;
                    c) maintain its properties in good repair and working order;
                    d) comply with all applicable statutes, ordinances and regulations, including, without limit, any relating to taxation and environmental protection;
                    e) at all reasonable times permit Bank to examine books, records, properties of Borrower, including accounts receivable and inventory collateral audits to be paid by Borrower;
                    f)   comply with all terms of all Collateral
                    Documents;
                    g) maintain present executive management of Borrower;
                    h)   maintain primary deposit accounts at the Bank;
                    and
                    i) maintain Borrower's financial condition so that it meets the following requirements at all times, determined in accordance with GAAP;
                             (1)  a minimum tangible net worth ("Minimum
                        Adjusted TNW") of not less than $25,500,000;
                             (2)  a maximum ratio of debt to tangible net
                        worth ("Maximum Leverage") of not more than 1.0 to 1.0. The ratio shall be calculated by dividing Borrower's liabilities, by Borrower's tangible net worth plus debt subordinated to Bank;
                             (3)  a minimum ratio of current assets less
                        officer and employee receivables and prepaid expenses to current liabilities ("Minimum Current Ratio") of 1.5 to 1.0;
                             (4)  a minimum ratio ("Minimum Quick Ratio")
                        of .5 to 1.0.

Negative
Covenants:          Without consent of Bank, Borrower will not:

                    a) incur any debt except debt to Bank, trade debt, equipment debt to Bank One, debt subordinated to bank, and debt under existing capital leases;
                    b) create or permit any lien or encumbrance against Borrower's property except those created under the Collateral Documents, equipment liens created under equipment debt to Bank One, liens for existing capital leases;
                    c) guarantee, indorse, or become surety for the obligations of others;
                    d) make loans or advances to any person or entity except temporary advances in the ordinary course of business;
                    e) declare or pay any dividends or distributions, or redeem, acquire, or retire any of its capital stock;
                    f)   distribute any death benefits from Life
                    Insurance; or
                    g) merge or consolidate or sell, lease or dispose of substantially all of Borrower's assets other than sales of inventory in the ordinary course of business.

Conditions
of Default:         Upon the occurrence of any of the following events of
                    default:

                    a) Default in any payment of interest or principal on the Note when due and continuance thereof for 15 days; or
                    b) Default in the observance or performance of any agreement of the Borrower herein set forth or in an other agreement between the Bank and the Borrower and continuance thereof for 20 days after written notice by Bank to Borrower; or;
                    c) Default by the Borrower in the payment of any other indebtedness for borrowed money or in the observance or performance of any term, covenant, agreement of the Borrower in any agreement relating to any indebtedness of the Borrower; the effect of which default is to permit the holder of such indebtedness to declare the same due prior to the date fixed for its payment under the terms thereof and failure to cure such default within 30 days after written notice by Bank to Borrower; or
                    d) Any representation or warranty made by the Borrower herein in any statement or certificate furnished by Borrower is untrue in any material respect;
                    e) The occurrence of any litigation or governmental proceeding which is pending or threatened against the Borrower, which could have a material adverse effect on the Borrower's financial condition or business and which is not remedied within a reasonable period of time after notice thereof to the Borrower; or
                    f) The occurrence of any extraordinary situation which gives the Bank reasonable grounds to believe that Borrower may not be able to perform under the Note, the Agreement, or any other documents executed in connection with the Credit.

               then, or at any time thereafter, unless such an event of default is remedied, the Bank may terminate its commitment to make advance on the Credit and may, by notice in writing to the Borrower, declare the Note to be due and payable, whereupon the Note shall immediately become due and payable.

               Upon the occurrence of the following events of default:

               The Borrower becomes insolvent or bankrupt, or makes an appointment for the benefit of creditors or consents to or is subject to the appointment of a custodian, trustee, or receiver for itself, or bankruptcy, reorganization, or liquidation proceedings are instituted by or against the Borrower and, if instituted against it, are consented to by it or remain undismissed for 60 days;

               then the Bank's commitment to make advances on the Credit shall be automatically terminated and the Note shall automatically become due and payable.

Representations:    Borrower represents and warrants that a) the person
               signing below is authorized to accept this agreement and execute the Collateral Documents, which will constitute obligations valid and enforceable against the Borrower, b) that all balance sheets, profit and loss statements, and other information furnished to the Bank are true and correct and fairly reflect the financial condition of Borrower on their respective dates, including contingent liabilities of every type, c) that Borrower's financial statement has not changed materially and adversely since those dates, and d) that Borrower maintains a minimum of $1,000,000 life insurance each on David Sherman and Joseph
               H. Kiser with Borrower as beneficiary.

Sincerely,

NORWEST BANK COLORADO, NATIONAL ASSOCIATION

By:  /s/Rhonda Harper
Its:  Assistant Vice President

Accepted and agreed to this 30th day of April, 1998,

VARI-L COMPANY, INC.

By:  /s/David G. Sherman
       David G. Sherman
Its:  President and Chief Executive Officer

By:  /s/ Joseph H. Kiser
       Joseph H. Kiser
       Chairman & Chief Scientific Officer


                               CONTINUATION
                                                   360 Day Promissory Note

NORWEST BANK COLORADO, NATIONAL ASSOCIATION

Bank's Address, City, State & Zip Code
1740 BROADWAY, DENVER, CO 80274

[Shaded area]
     FOR BANK USE ONLY   Face Amount      Rate (% per year) Note Date
Maturity Date
Customer No.   Loan No.       $5,000,000          **  %
04/23/1998     04/30/2000
[End shaded area]

Maker                                   Home Phone          Residence
Phone
VARI-L COMPANY, INC.
Street Address, City, State, Zip Code
11101 E 51ST AVENUE DENVER, CO 80239
Security
ACCOUNTS  INVENTORY  EQUIPMENT  GENERAL INTANGIBLES
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED WITH OTHER DEBT

The captions in the boxes above, and the names, dates, amounts and other information therein, are defined terms and are hereby incorporated in the note provisions below.
Maker promises to pay to the order of Bank at Bank's address the Face Amount with interest on the unpaid balance of the Face Amount from the Note Date at the Rate indicated above (based upon a year of 360 days and computed for the actual number of days elapsed). Principal and interest shall be payable as follows:

Interest shall be payable monthly on the 30th day of each month beginning 05/30/1998. The balance of principal plus accrued interest shall be payable at maturity.

**The interest rate shall be at an annual rate equal to the Norwest Bank Colorado, National Association Prime Rate effective the same day of its change. Prime Rate shall mean the interest rate charged by Norwest Bank Colorado, National Association as announced or published by the Bank form time to time as its Prime Rate, and may not be the lowest interest rate charged by the Bank.

THIS NOTE EVIDENCES AN ARRANGEMENT PROVIDING FOR FUTURE ADVANCES THAT IN AGGREGATE AMOUNT OUTSTANDING SHALL AT NO TIME EXCEED THE FACE AMOUNT.

This note is a continuation and substitution of that promissory note dated 08/13/1997 and represents a continuation of the indebtedness evidenced thereby.

     Overdue principal and (to the extent legally enforceable) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a rate four percentage points above the rate in effect at the time such principal or interest becomes due.

     At the option of the holder of this note (the "holder") the unpaid balance of this note plus accrued interest and all other obligations of Maker to the holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand if (a) any payment required by this note is not made when due, or (b) a default or event of default occurs under any loan or security agreement or instrument executed as security for or in connection with this note, or (c) the holder at any time in good faith believes that the prospect of any payment required by this note is impaired, whether or not such belief is caused by any act or failure to act of any Maker or of any endorser, guarantor or accommodation party of or on this note (hereafter collectively referred to as "any other signer").

     Maker and any other signer (1) waive presentment, notice of dishonor and protest, (2) assent to any extension of time with respect to any payment due under this note, to any substitution or release of collateral and to the addition or release of any party, and (3) agree that Bank may apply, as Bank elects, any payment received after default to any portion of Maker's obligations hereunder. No waiver of any payment or other right under this note shall operate as a waiver of any other payment or right. Make and any other signer shall pay all reasonable costs of collection, including attorneys' fees, paid or incurred by the holder in enforcing this note on default.

     This note (a) is secured by the Security indicated above, if any, and
(b) shall be construed under and governed by the laws of Colorado. If there is more than one Maker, all of the provisions of this note shall apply to each and any of them.

     THE ARBITRATION TERMS AND CONDITIONS ON THE BACK OF THIS PAGE ARE A PART OF AND INCORPORATED INTO THIS NOTE.

                                   VARI-L COMPANY, INC.

                                   By: /s/Joseph H. Kiser
                                   JOSEPH H KISER
                                   CHAIRMAN & SCIENTIFIC OFFICER

                                   By: /s/David G. Sherman
                                   DAVID G SHERMAN
                                   PRESIDENT & CHIEF EXECUTIVE OFFICER

                                ARBITRATION

1. Agreement to Arbitration: Subject to the provisions of the next paragraph below, Bank and Maker agree to submit to binding arbitration any and all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way to the loan and related loan documents which are the subject of this note and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, collection, enforcement, default or termination.

     Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto (1) to foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, or other security agreement, or instrument, or applicable law; (2) to exercise self-help remedies such as setoff or repossession; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit to provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies.

2. Selection of Arbitrator: If the amount in dispute is $500,000.00 or more, arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law in the State of Colorado for at least eight (8) years or a retired judge of the district court or appellate court level from the State of Colorado; (2) a person with at least eight (8) years experience in commercial lending; and (3) a person with at least eight (8) years experience in the DESIGN & MANUF SIGNAL PROC COMPONENTS industry. The parties to the dispute or their representatives shall obtain from AAA a list of persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

     If the amount in dispute is less than $500,000.00, the arbitration shall be conducted before one arbitrator who shall be an attorney who has practiced in the area of commercial law for at least eight (8) years or a retired judge at the District Court or an appellate court level. The parties to the dispute or their representatives shall obtain from AAA a list of the persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

     3. Governing Laws and Rules: Such arbitration shall proceed in the State of Colorado in the city or county (if the Bank is not located in a city) wherein the Bank is located, shall be governed by Colorado law, including all applicable statutes of limitations, and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     4. Discovery: In any arbitration hereunder: (1) the arbitrator(s) shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication; (2) discovery shall be permitted, but shall be limited as provided by Rule 26.1 (c) of the Colorado Rules of Civil Procedure, and shall be subject to the scheduling by the arbitrator(s), and any discovery disputes shall be subject to final determination by the arbitrator(s); and (3) the arbitrator(s) shall award costs and expenses of the arbitration proceeding in accordance with the provisions of the loan agreement, promissory note and/or other loan documents.